EXHIBIT 4.1

FORM OF COMMON STOCK CERTIFICATE

Specimen Common Stock Certificate

Common Stock

Not Valid Unless Countersigned By Transfer Agent

NUMBER	IMMUNOCELLULAR THERAPEUTICS, LTD. Incorporated under the laws of the State of Delaware.	SHARES

	CUSIP # 452536 10 5	PAR VALUE $.0001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

	/s/ Sanford J. Hillsberg		Countersigned:

	Secretary		U. S. Stock Transfer Corporation 1745 Gardena Avenue Glendale, CA 91204-2991 (818) 502-1404, 124
Seal

	/s/ David Wohlberg	By
	President		Authorized Signature